SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2006

NEW CENTURY BANCORP, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-50400	20-0218264
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina 28334

(Address of principal executive offices)

Registrant’s telephone number, including area code (910) 892-7080

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 30, 2006, New Century Bank South, a wholly owned subsidiary of New Century Bancorp, Inc. (the “Registrant”), executed an amendment to its existing employment agreement with William L. Hedgepeth, II, President and Chief Executive Officer of New Century Bank South.

The amendment alters Mr. Hedgepeth’s existing employment agreement in the following material respects:

•	It increases Mr. Hedgepeth’s minimum annual base salary under the contract to $145,000;

•	It increases Mr. Hedgepeth’s car allowance from $550 per month to $650 per month;

•	It entitles Mr. Hedgepeth to receive additional incentive stock options covering a minimum of 11,000 shares of the Registrant’s common stock;

•	It provides for the payment of monthly premiums for medical insurance for Mr. Hedgepeth and his family;

•	It changes the manner in which the term of the agreement is extended from automatic three-year renewals at the end of each three-year term to automatic one-year renewals on March 1st of each year, unless written notice to the contrary is given at least ninety days in advance;

•	It alters certain terms of Mr. Hedgepeth’s covenant not to compete with New Century Bank South by broadening the definition of “compete” and broadening the geographic area in which the covenant not to compete would apply; and

•	It increases the amount that Mr. Hedgepeth would be entitled to receive in the event he were to suffer a “termination event” (as defined in the agreement) within six (6) months of a “change in control” (as defined in the agreement) from 200% of his “base amount” (as defined in the Internal Revenue Code) to 299% of such amount.

The amendment to Mr. Hedgepeth’s employment agreement is filed as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01.

ITEM 9.01 EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Amendment to Employment Agreement by and between New Century Bank South and William L. Hedgepeth, II

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook,” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY BANCORP, INC.

By:	/s/ John Q. Shaw, Jr.
John Q. Shaw, Jr.
President and CEO

Dated: October 20, 2006

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Amendment to Employment Agreement by and between New Century Bank South and William L. Hedgepeth, II